Exhibit 32.1

                           O'Hara Resources Ltd.
                         Certification pursuant to
                           18 U.S.C. Section 1350
                           as adopted pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of O'Hara Resources Ltd. ("the Company") on Form 10Q for the quarter ended July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Vrooman, Chief Executive Officer of the Company, certify, pursuant to 18 USC 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and result of operations of the Company.

/S/ Robert Vrooman
------------------------------
Robert Vrooman
President and Chief Executive Officer
July 16, 2004